1 8-K Filed July 19, 2013

2 Introduction This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2012, and subsequent SEC filings. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change.

3 Second Quarter Results (In millions, except per share data) (1) See Reconciliation of non-GAAP Financial Measures (included herein) (2) Margins were negatively affected by previously-discussed Medicare payment reductions, delays and denials of coverage for existing tests by some payers after implementation of recently-adopted molecular pathology codes, and the implementation of sequestration on April 1, 2013. 2013 (2) 2012 +/(-) Revenue 1,468.2$ 1,423.4$ 3.1% Adjusted Op rating Income (1) 275.9$ 280.3$ -1.6% Adjusted Operating Income Margin (1) 18.8% 19.7% (90) bp Adjusted EPS Excluding Amortization (1) 1.80$ 1.77$ 1.7% Operating Cash Flow 137.6$ 186.3$ -26.1% Less: Capital Expenditures (48.8)$ (34.1)$ 43.1% Free Cash Flow 88.8$ 152.2$ -41.7% Three Months Ended Jun 30,

4 Cash Flow Trends Note: 2011 Free Cash Flow calculation above does not include the $49.5 million Hunter Labs settlement Free Cash Flow is a non-GAAP metric (see reconciliation of non-GAAP Financial Measures included herein) Free Cash Flow CAGR calculation uses 2001 data (2001 Free Cash Flow was $228 million) 10.3% FCF CAGR from 2001-2012 Weighted Average Diluted Shares (millions) 154.2 154.7 150.7 144.9 134.7 121.3 111.8 109.1 105.4 101.8 97.4

5 Financial Guidance - 2013 Including a negative impact of approximately $0.35 due to Medicare payment reductions and excluding the impact of share repurchase activity after June 30, 2013, guidance for 2013 is: • Revenue growth: Approximately 2.0% - 3.0% • Adjusted EPS Excluding Amortization: $6.90 - $7.10 • Operating cash flow: Approximately $825 Million - $850 Million • Capital expenditures: Approximately $200 Million - $220 Million* *Note: The Company’s capital expenditure guidance is higher than historical levels due to near-term investments in facility consolidation and replacement of a major testing platform

6 Supplemental Financial Information Q1 13 Q2 13 YTD Depreciation 35.1$ 35.4$ 70.5$ Amortization 19.5$ 20.5$ 40.0$ Capital expenditures 41.7$ 48.8$ 90.5$ Cash flows from operations 198.2$ 137.6$ 335.8$ Bad debt as a percentage of sales 4.3% 4.3% 4.3% Effective interest rate on debt: Zero coupon-subordinated notes 2.00% 2.00% 2.00% 3 1/8% Senior Notes 3.27% 3.27% 3.27% 4 5/8% Senior Notes 4.74% 4.74% 4.74% 5 5/8% Senior Notes 5.75% 5.75% 5.75% 2 1/5% Senior Notes 2.24% 2.24% 2.24% 3 3/4% Senior Notes 3.76% 3.76% 3.76% Revolving credit facility (weighted average) 1.25% 1.24% 1.24% Days sales outstanding 50 50 50 Laboratory Corporation of America Other Financial Information June 30, 2013 ($ in millions)

7 Reconciliation of non-GAAP Financial Measures Adjusted Operating Income 2013 2012 Operating income 269.3$ 276.0$ Restructuring and other special charges (1) (2) 6.6 3.4 Acquisition fees and expenses (2) - 0.9 Adjusted operating income 275.9$ 280.3$ Adjusted EPS Excluding Amortization Diluted earnings per common share 1.62$ 1.56$ Impact of restructuring and other special charges (1) (2) 0.04 0.08 Amortization expense (3) 0.14 0.13 Adjusted EPS Excluding Amortization 1.80$ 1.77$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Three Months Ended Jun 30, *Note: Please see footnotes for this reconciliation on slide 9. Margins were negatively affected by previously-discussed Medicare payment reductions, delays and denials of coverage for existing tests by some payers after implementation of recently-adopted molecular pathology codes and the implementation of sequestration on April 1, 2013.

8 Reconciliation of non-GAAP Financial Measures Adjusted Operating Income 2013 2012 Operating income 531.3$ 563.1$ Restructuring and other special charges (1) (2) 14.1 (0.2) Acquisition fees and expenses (2) - 0.9 Adjusted operating income 545.4$ 563.8$ Adjusted EPS Excluding Amortization Diluted earnings per common share 3.18$ 3.19$ Impact of restructuring and other special charges (1) (2) 0.09 0.06 Amortization expense (3) 0.26 0.26 Adjusted EPS Excluding Amortization 3.53$ 3.51$ Reconciliation of non-GAAP Financial Measures (In millions, except per share data) Six Months Ended Jun 30, *Note: Please see footnotes for this reconciliation on slide 9. Margins were negatively affected by previously-discussed Medicare payment reductions, delays and denials of coverage for existing tests by some payers after implementation of recently-adopted molecular pathology codes and the implementation of sequestration on April 1, 2013.

9 Reconciliation of non-GAAP Financial Measures - Footnotes Note: GENZYME GENETICS and its logo are trademarks of Genzyme Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly- owned subsidiary of LabCorp, under license. Esoterix Genetic Laboratories and LabCorp are operated independently from Genzyme Corporation. 1) During the second quarter of 2013, the Company recorded net restructuring and other special charges of $6.6 million. The charges included $2.5 million in severance and other personnel costs along with $4.5 million in facility-related costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $0.4 million in unused facility-related costs. The after tax impact of these charges decreased net earnings for the quarter ended June 30, 2013, by $4.0 million and diluted earnings per share by $0.04 ($4.0 million divided by 93.7 million shares). During the first quarter of 2013, the Company recorded net restructuring and other special charges of $7.5 million. The charges included $7.6 million in severance and other personnel costs along with $1.8 million in facility-related costs associated with facility closures and general integration initiatives. The Company reversed previously established reserves of $0.6 million in unused severance and $1.3 million in unused facility-related costs. The after tax impact of these combined charges decreased net earnings for the six months ended June 30, 2013, by $8.7 million and diluted earnings per share by $0.09 ($8.7 million divided by 94.1 million shares). 2) During the second quarter of 2012, the Company recorded of $3.4 million in restructuring and other special charges. The restructuring charges included $4.5 million in net severance and other personnel costs along with $0.4 million in net facility-related costs primarily associated with the ongoing integration of the Clearstone Central Laboratories acquisition along with the termination of employment of an executive vice president. These charges were partially offset by the reversal of previously established restructuring reserves of $1.4 million. The Company recorded $0.9 million in acquisition fees and expenses relating to its acquisition of MEDTOX Scientific, Inc. As part of the Clearstone integration, the Company also recorded a $6.9 million loss on the disposal of one of its European subsidiaries. In addition, in conjunction with the liquidation of one of its joint ventures, the Company recorded a one-time increase of $2.9 million in equity method income. The after tax impact of these net charges decreased net earnings for the quarter ended June 30, 2012 by $7.8 million and diluted earnings per share by $0.08 ($7.8 million divided by 98.0 million shares). During the first quarter of 2012, the Company recorded a net credit of $3.6 million in restructuring and other special charges. The Company reversed previously established reserves of $3.8 million in unused severance and $2.4 million in unused facility-related costs. This net credit also includes charges of $1.7 million in severance and other personnel costs along with $0.9 million in facility-related costs primarily related to ongoing integration activities for Orchid and Genzyme Genetics. The after tax impact of the combined net charges decreased net earnings for the six months ended June 30, 2012, by $5.6 million and diluted earnings per share by $0.06 ($5.6 million divided by 98.6 million shares). 3) The Company continues to grow the business through acquisitions and uses Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization provides investors with better insight into the operating performance of the business. For the quarters ended June 30, 2013 and 2012, intangible amortization was $20.5 million and $20.6 million, respectively ($12.6 million and $12.5 million net of tax, respectively) and decreased EPS by $0.14 ($12.6 million divided by 93.7 million shares) and $0.13 ($12.5 million divided by 98.0 million shares), respectively. For the six months ended June 30, 2013 and 2012, intangible amortization was $40.1 million and $42.0 million, respectively ($24.7 million and $25.7 million net of tax, respectively) and decreased EPS by $0.26 ($24.7 million divided by 94.1 million shares) and $0.26 ($25.7 million divided by 98.6 million shares), respectively.

10 Reconciliation of Free Cash Flow (1) 2011 cash flows from operations excludes the $49.5 million Hunter Labs settlement payment (2) Free cash flow represents cash flows from operations less capital expenditures 2012 2011 2010 2009 2008 2007 2006 2005 2004 2003 2002 Cash flows from operations1 841.4$ 905.1$ 883.6$ 862.4$ 780.9$ 709.7$ 632.3$ 574.2$ 538.1$ 564.3$ 444.9$ Capital expenditures (173.8) (145.7) (126.1) (114.7) (156.7) (142.6) (115.9) (93.6) (95.0) (83.6) (74.3) Free cash flow2 667.6 759.4 757.5 747.7 624.2 567.1 516.4 480.6 443.1 480.7 370.6 Weighted average diluted shares outstanding 97.4 101.8 105.4 109.1 111.8 121.3 134.7 144.9 150.7 144.8 144.2 Reconciliation of non-GAAP Financial Measures (In millions, except per share data)

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